                                                                Exhibit 12.1

Gables Residential Trust
Ratio of earnings to fixed charges
Dollars in thousands



                                                                                               Gables Residential
                                                Gables Residential Trust                       Trust Predecessor
                                        -----------------------------------------------    --------------------------
                                         Nine months       Year ended 12-31      1-26-94     1-1-94      Year ended
                                           ended        ----------------------   12-31-94    1-25-94      12-31-93
                                          9-30-98       1997     1996     1995
                                         ----------------------------------------------------------------------------
Net income (loss) before minority
 interest, gain on sale of real
 estate assets, loss on treasury
 locks and extraordinary items            $29,405     $31,931  $27,541   $18,369  $15,972      ($92)      $ 4,520
                                          ------------------------------------------------  -----------------------
Plus Fixed Charges:
 Interest expense                          28,059      24,804   21,112    13,088    8,345     1,043        12,253
 Credit enhancement fees                    1,006         509      576       710      661        35           591
 Interest capitalized                       6,089       5,161    4,373     7,481    3,031        54         1,053
 Loan cost amortization expense               787         992    1,348       932      893       234         1,132
 Loan cost amortization capitalized           155         182      285     1,508    1,176         0           110
                                          ------------------------------------------------  -----------------------

Total fixed charges (1)                   36,096       31,648   27,694    23,719   14,106      1,366       15,139

Less:
Interest capitalized                       6,089        5,161    4,373     7,481    3,031         54        1,053
Loan cost amortization capitalized           155          182      285     1,508    1,176          0          110
                                          ------------------------------------------------  -----------------------

Adjusted earnings (2)                     59,257       58,236   50,577    33,099   25,871      1,220       18,496
                                          ------------------------------------------------  -----------------------

Ratio (2 divided by 1)                      1.64         1.84     1.83      1.40     1.83       0.89         1.22
                                          ------------------------------------------------  -----------------------
                                          ------------------------------------------------  -----------------------
Coverage deficiency                                                                             (146)


Gables Residential Trust
Ratio of earnings to combined fixed charges and preferred dividends Dollars in thousands


                                                                                               Gables Residential
                                                Gables Residential Trust                       Trust Predecessor
                                          -----------------------------------------------    --------------------------
                                           Nine months       Year ended 12-31      1-26-94     1-1-94      Year ended
                                             ended        ----------------------   12-31-94    1-25-94      12-31-93
                                            9-30-98       1997     1996     1995
                                           ----------------------------------------------------------------------------
Net income (loss) before minority
 interest, gain on sale of real
 estate assets, loss on treasury
 locks and extraordinary items              $29,405     $31,931  $27,541   $18,369  $15,972      ($92)      $ 4,520
                                            ------------------------------------------------  ----------------------
Plus Fixed Charges and Preferred Dividends:
 Interest expense                            28,059      24,804   21,112    13,088    8,345     1,043        12,253
 Credit enhancement fees                      1,006         509      576       710      661        35           591
 Interest capitalized                         6,089       5,161    4,373     7,481    3,031        54         1,053
 Loan cost amortization expense                 787         992    1,348       932      893       234         1,132
 Loan cost amortization capitalized             155         182      285     1,508    1,176         0           110
 Preferred dividends                          7,222       4,163        0         0        0         0             0
                                            ------------------------------------------------  ----------------------

Total fixed charges and preferred
 dividends (1)                               43,318      35,811   27,694    23,719   14,106     1,366        15,139

Less:
Interest capitalized                          6,089       5,161    4,373     7,481    3,031        54         1,053
Loan cost amortization capitalized              155         182      285     1,508    1,176         0           110
                                            ------------------------------------------------  ----------------------

Adjusted earnings (2)                        66,479      62,399   50,577    33,099   25,871     1,220        18,496
                                            ------------------------------------------------  ----------------------

Ratio (2 divided by 1)                         1.53        1.74     1.83      1.40     1.83      0.89          1.22
                                            ------------------------------------------------  ----------------------
                                            ------------------------------------------------  ----------------------
Coverage deficiency                                                                              (146)
